THE COMMON STOCK,  NOTE, WARRANT, AND THE COMMON SHARES ISSUABLE UNDER THE NOTE AND WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS.  THE SECURITIES ISSUABLE UNDER THIS AGREEMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EITHER: AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMMAND CENTER, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMMON STOCK. NOTE, AND ANY SECURITIES ISSUABLE THEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OF ANY STATE SECURITIES AGENCIES.

MODIFICATION, RESTATEMENT AND AMENDMENT AGREEMENT

This MODIFICATION, RESTATEMENT, AND AMENDMENT AGREEMENT, dated as of March 24, 2010 (this “Agreement”), by and between, SONORAN PACIFIC RESOURCES, LLP, an Arizona Limited Liability Partnership (“Sonoran Pacific”) and  COMMAND CENTER, INC., a Washington corporation (the "Command Center"), for the purpose of restating, modifying, amending and clarifying the terms of that certain Summary of Principal Terms-Loan Transaction with Warrants, between Command Center, Inc. and Sonoran Pacific Resources, LLP, dated June 18, 2008, Promissory Note entered into between Command Center and Sonoran Pacific, dated June 24, 2008, a Stock Purchase Warrant, between Command Center and Sonoran Pacific, dated June 24, 2008, an Agreement for Modification of Promissory Note and Warrants, between Common Center and Sonoran Pacific, dated April 13, 2009,  and three revised replacement Stock Purchase Warrants, between Command Center and Sonoran Pacific, dated April 13, 2009. For purposes of this Agreement, the Sonoran Pacific Note, the Stock Purchase Warrant, and any amendments or revisions thereto herein are collectively the ”Loan Documents”.

WHEREAS, On March 30, 2007, Command Center issued a Stock Purchase Warrant to Sonoran Pacific, for the purchase of 200,000 shares of Common Stock, which was subsequently cancelled and replaced by a Stock Purchase Warrant issued on June 24, 2008;

WHEREAS, On June 24, 2008 Command Center entered into a Promissory Note with Sonoran Pacific for $2,000,000 (the “Original Sonoran Pacific Note”), together with a Stock Purchase Warrant for the right to acquire 1,000,000 shares of Common Stock of Command Center with a strike price of $0.45 per share, subject to certain protections for dilution, exercisable on or before July 1, 2011;

 WHEREAS, On April 13, 2009, Command Center and Sonoran Pacific entered into an Agreement for Modification of Promissory Note and Warrants, modifying the terms and conditions of the Original Sonoran Pacific Note, and replacing all of the previously issued warrants with three new revised Warrants (the “Extension Agreement,” and the three new revised Warrants are referred to as the Replacement Warrants”);

WHEREAS, as of the date hereof, Command Center was not in compliance with bi-weekly principal and interest payments, as well as payment of a liquidity redemption payment  required by the Extension Agreement (the “Default”);

WHEREAS, Command Center requests that Sonoran Pacific cancel Command Center’s obligations to make certain principal and interest payments under any of the Loan Documents; and,

WHEREAS, Command Center will deliver to Sonoran Pacific a new Convertible Promissory Note and additional Common Stock Purchase Warrant with the understanding that there is no obligation by Sonoran Pacific to loan Command Center any further funds under such Note, and Command Center shall issue to Sonoran Pacific, or its assignees as herein identified, 10,000,000 shares of Command Center Common Stock.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Command Center and Sonoran Pacific agree as follows:

1. Share Consideration. Command Center agrees to issue the aggregate consideration of 10,000,000 shares of Command Center Common Stock (the “Share Consideration”).  Command Center shall bear the fees and costs of any stock certificates representing the Share Consideration issued to entities as designated by Sonoran Pacific. At the Closing, Command Center shall deliver certificates  and/or credit the appropriate class and number of such shares to book entry accounts for each such designated holder representing the Share Consideration as follows:

Designated Entity	Shares

Center for Sharing, Inc.
Family Life Educational Ministries, Inc.
JDS Trust, UTA dated 8/22/2004
JD Investments, Inc.
Jubilee Fellowship, Inc.
Sonoran Pacific Foundation, Inc.
Vista Hermosa, Inc.
Sonoran Pacific Resources, LLP

            Total Share Consideration
800,000 1,200,000 1,800,000 200,000 1,600,000 800,000 1,600,000 2,000,000 10,000,000

2.           Waiver of Event of Default; Liquidity Redemption Penalty. Sonoran Pacific  forbears, releases, waives, and  disclaims each Penalty or Event of Default that may have arisen under the Loan Documents or modifications thereto .

3.           Loan Obligation Modification. The Original Sonoran Pacific Note is deemed canceled retroactive to June 24, 2008, and Command Center is released from any liability thereto. Sonoran Pacific cancels, and otherwise rescinds the Original Sonoran Pacific Note, and any amendments, revisions or exercises thereto; and Sonoran Pacific and releases, acquits, waives, disclaims, and discharges Command Center from liability thereunder, provided, however, all payments made thereunder are the property of Sonoran Pacific and are not refundable.  Sonoran Pacific releases, acquits, waives, disclaims, and discharges Command Center from liability under the Agreement for Modification of Promissory Note and Warrants, between Common Center and Sonoran Pacific, dated April 13, 2009. Sonoran Pacific agrees that Command Center has no obligation of any kind to issue any additional securities to Sonoran Pacific under the Original Sonoran Pacific Note or the Agreement for Modification of Promissory Note and Warrants, between Command Center and Sonoran Pacific, dated April 13, 2009; provided, however, all of the Replacement Warrants previously issued or granted to Sonoran Pacific remain in full force and effect, except as modified herein.

3.1           Concurrently with the execution of this Agreement, Command Center will execute and deliver the Convertible Promissory Note attached hereto as Schedule 1 to Sonoran Pacific. Upon receipt of Schedule 1, Sonoran Pacific will deliver to Command Center the following documents marked as “Cancelled”: (i) the Original Promissory Note entered into between Command Center and Sonoran Pacific, dated June 24, 2008; and (ii) the Agreement for Modification of Promissory Note and Warrants, between Common Center and Sonoran Pacific, dated April 13, 2009.

3.2           Concurrently with the execution of this Agreement, Command Center will execute and deliver the Common Stock Purchase Warrant attached hereto as Schedule 2 to Sonoran Pacific (The “New Warrant”).

4. No Further Obligation by Sonoran Pacific. Command Center was provided funds under the Loan Documents previously and Sonoran Pacific has no further obligation to loan Command Center the principal amount stated in the Loan Documents.

5. Effective Date. The agreements, amendments and waivers set forth herein shall be effective as of March 24, 2010, shall be the effective date for this transaction (the “Effective Date).

6. No Further Agreements. Except as specifically set forth in this Agreement and in Schedules 1 and 2, there are no other amendments, modifications or waivers to the Loan Documents.

7. Sonoran Pacific Representations. To the best of its knowledge, Sonoran Pacific hereby represents and warrants to Command Center that from October 20, 2009 to the date of the signatures herein (after giving effect to this Amendment), no Event of Default exists; and, no penalties are imposed, or arise out of this Agreement or the Loan Documents. Sonoran Pacific is aware and understands that the common stock of Command Center currently only trades on the “Pink Sheets”and has not timely filed all reports due under the Securities and Exchange Act of 1934.

8. Future References. From and after the Effective Date, all references in any remaining Loan Documents to the Note shall be deemed to be references to the Convertible Promissory Note attached hereto as Schedule 1.

9. Form 8-K Obligation. Command Center hereby agrees to file an 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the third (3rd) business day following the date hereof.

10. Interpretation. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ARIZONA.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

11. Senior Indebtedness. This Agreement and the rights of Sonoran Pacific, and the terms and conditions set forth herein, are subject to any existing senior indebtedness of Command Center: Holder recognizes its rights herein may be subject to any existing senior indebtedness to the extent the same is secured by assets of Maker.

12. Legal Representation. Sonoran Pacific represents and acknowledges that Charles A. Cleveland is the attorney for Command Center, Inc; and Sonoran Pacific and has utilized the services of Steven P. Oman, Esq, as its counsel.

13. No Broker Fees. Each party represents to the other party that it has not used a broker or other agent in connection with this Agreement or the transaction contemplated by this Agreement.  In the event any person asserts a claim for a broker’s commission or finder’s fee against one of the parties to this Agreement, the party against whom the claim is asserted will indemnify and hold the other party harmless from said claim.

14. Qualified Institutional Buyer Status.  Sonoran Pacific represents that it is a “Qualified Institutional Buyer” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and together with its purchaser representative(s) Jerry Smith, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Command Center and of making an informed investment decision.

15. Rules of Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

16. Schedules. The following Schedules are attached hereto and made a part of this Agreement: Schedule 1 is the Convertible Promissory Note; and, Schedule 2 is a Common Stock Purchase Warrant.

17. Regulation FD/Material Non-Public Information. Sonoran Pacific is aware that trading in securities of Command Center while in possession of material non-public information, may subject it and  its representatives to insider trading claims or damages by the Securities Exchange Commission, State “Blue Sky” agencies, or shareholders.  Sonoran Pacific agrees to comply with its reporting obligations under the Federal and State Securities laws. Sonoran Pacific expressly agrees to keep confidential, the information set forth on Schedule 1 of the Convertible Promissory Note, and not buy, sell, or otherwise trade any securities of Command Center while in possession of such information before March 1, 2011. The shares certificates to be issued under section 1 above may contain a restrictive legend prohibiting the resale of the shares represented thereby until March 1, 2011.

IN WITNESS WHEREOF, each of the Command Center and Sonoran Pacific has caused this Agreement signed in its name effective as of this 24th day of March, 2010.

COMMAND CENTER, INC.

By:	/s/ Glenn Welstad
Name: Glenn Welstad
Title: President
Date:	March 24, 2010

SONORAN PACIFIC RESOURCES, LLP

By:	JD Smith
Name: Jerry Smith
Title: President
March 30, 2010

SCHEDULE 1

THIS NOTE AND THE COMMON SHARES ISSUABLE UNDER THE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON SHARES ISSUABLE UNDER THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EITHER: AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMMAND CENTER, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE AND THE UNDERLYING SECURITIES, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE ARIZONA DEPARTMENT OF CORPORATIONS,  THE WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS, OR ANY OTHER STATE SECURITIES AGENCIES.

THERE IS NO TRUST INDENTURE OR TRUSTEE ARRANGEMENT. THE NOTE IS UNSECURED.

CONVERTIBLE PROMISSORY NOTE

[$1,300,000.00]	March 24, 2010 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, COMMAND CENTER, INC., a Washington corporation (collectively referred to as the “Maker”), promises to pay to the order of Sonoran Pacific Resources, LLP, an Arizona limited liability partnership, (the “Holder”), the principal amount of [One Million Three Hundred Thousand and no/100 Dollars ($1,300,000.00)] or such lesser amounts of principal that may be outstanding from time to time.  Maker promises to pay the principal and interest evidenced hereby in accordance with the terms and conditions herein contained and set forth.

1.           Repayment.  Subject to exercise of conversion rights, Maker shall repay this Note on the following terms: Subject to section 4, the entire principal balance, along with interest at the rate of twelve percent (12%) per annum shall be due and payable in weekly installments of  the greater of (i) $5,000 or (ii) a percentage of  the earnings of the Maker computed before deducting interest, taxes, depreciation, and amortization, with the actual percentage determined from week to week based upon Maker’s revenue as provided in Schedule 1 attached hereto and incorporated herein by reference. The installments shall commence on March 29, 2010 and continue on the first of each week thereafter through December 31, 2010.  Payments shall be applied first to interest and then to principal.  The entire balance of principal and interest is due in full no later than December 31, 2010, unless converted as herein provided (“Repayment Date”).

1.1            Interest Rate. Interest payable on this Note shall accrue at a rate per annum equal to twelve (12%) simple percent.  Interest is simple and not compounded. Interest shall be (i) calculated on the basis of a 360 day year.

1.2           Proceeds of Certain Events. In addition to the weekly payments, Maker shall pay to Holder as an additional principal payment of fifty percent of the net proceeds actually received by Maker, if and when received, of the following events:  (i) proceeds from the sale of beneficial interests in real properties owned by Maker located in Kent, Washington and/or Yuma, Arizona; and, (2) refunds received from A I Credit, AIG Insurance and Arch Insurance.

1.3.           Note Conversion  Amount.  The Holder has certain rights to convert the  remaining Principal Amount of this Note together with the Interest Amount thereon (the “Note Conversion Amount”)

2.           Collateral/Impairment.  The Note is unsecured. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Note against impairment.

2.1         Subordination. Holder recognizes its rights herein may be subject to any existing senior indebtedness to the extent the same is secured by assets of Maker.

3.           Place of Payment.  All payments will be made by Maker and mailed or delivered to Holder’s principal address or at such other place or places as Holder may designate in writing from time to time.

4.           Holder’s Conversion Rights.  The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount  of this Note, together with interest and fees due hereon, into shares of Common Stock (as hereinafter defined) subject to the terms and conditions set forth in this Article 4.  The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than three (3) business days prior to the date upon which such conversion shall occur.

4.1            Holder’s Note Conversion Privilege. Subject to applicable Federal and/or State securities laws, at any time after January 1, 2010, the Holder may convert all of part of the outstanding principal balance and accrued interest into shares of the Company’s common stock, (“Common Stock”) at any time prior to full payment of this Note. The Holder shall provide notice in writing to the Company from the registered holder hereof.  Upon delivery of notice of conversion, the principal amount so converted shall cease to bear interest, beginning with the date of such notice, this Note shall be deemed paid to the extent of the amount so converted with any remaining outstanding balance of principal, interest and fees due as provided herein.  For purposes hereof, the price at which shares of Common Stock shall be deliverable upon conversion of this Convertible Promissory Note without the payment of any additional consideration by the Holder thereof (the "Conversion Price") shall be 80% of the average closing bid price for the Common Stock of Command Center on the Principal Trading Market for the twenty (20) trading days ending the day prior to the Notice of Conversion.

4.1.1                     The “Principal Trading Market” for the Common Stock shall include the OTC Bulletin Board or commonly known as the Pink Sheets (the electronic quotation system operated by Pink OTC Markets, Inc.) (whichever of the foregoing is at the time the principal trading market or electronic quotation system  for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

4.2           Conversion Limitation.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of the Note an amount that would be convertible into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon exercise of warrants held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Borrower at the time of conversion.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.  The conversion limitation described in this Section 4 shall automatically become null and void upon sixty-one (61) days prior notice to the Maker by the Holder

4.3          Mechanics of Holder’s Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Maker and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Maker within two (2) business days after the Conversion Date.  Each date on which a Notice of Conversion is delivered or telecopied to the Maker in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

4.3.1                      Pursuant to the terms of the Notice of Conversion, the Maker will issue instructions to the transfer agent accompanied by an opinion of Holder’s counsel (that such issuance will not violate applicable Federal and/or State Securities Laws) within three (3) business day of the date of the delivery to Maker of the  Notice of Conversion  and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Maker of the Notice of Conversion (the “Delivery Date”).  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Maker of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Maker written instructions to the contrary.

4.4           Conversion Mechanics.

4.4.1                      The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Conversion Price.  In the event of any conversions of outstanding principal amount under this Note in part pursuant to this section 4, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining Repayment Dates in chronological order.

4.4.2                      The Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.          Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, if any portion of the Conversion Price is calculated based upon bid closing prices occurring prior to such event, the Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event with respect to the closing bid prices used in the calculation of the Conversion Price occurring prior to such event.

B.           Reserving Shares. During the period the conversion right exists, the Maker will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.  The Maker represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  The Maker agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

C.           Reclassification, etc.  If the Maker at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

4.5           Issuance of New Note.  Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Maker to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Section 4, the Holder will pay no costs, fees or any other consideration to the Maker for the production and issuance of a new Note.

4.6           Lawful Money.  All payments will be in lawful money of the United States of America or in such other form which is acceptable to Holder.  Holder’s acceptance of payment in any form other than lawful money of the United States of America for any partial payment required or permitted under the provisions of this Note will not be a waiver of the requirement that any future payments be made in lawful money of the United States of America.

5. Prepayment.  Maker will have the right to prepay the Note in full or in part, at any time, subject to the terms of the Note without penalty, provided Maker shall give Holder at least ten days written notice of such prepayment to allow time for Holder to exercise its rights of conversion under Section 4 of this Note..

6. Default. If Maker fails to timely make any payment or other amount due under this Note or otherwise takes any action or fails to take any action that constitutes a default under this Note, Holder shall send a Notice of Default to Maker, informing Maker of the nature of the default.  Upon delivery of the Notice of Default, Maker shall have ten (10) days to cure the default and provide a Notice of Cure to Holder, explaining that the default has been cured.

7. Remedies.  Upon the occurrence of a default that is not cured within the ten-day period described above, Holder may, in its sole discretion:

7.1           Declare the entire unpaid principal and all other sums owed hereunder immediately due and payable;

7.2           Irrespective of whether the unpaid principal is accelerated under section  7.1 above, upon the occurrence of a default that is not cured within the ten-day period described above the interest rate shall be automatically increased to 18% per annum on the full outstanding balance from the date any delinquent payment was due until the delinquency is cured; and

7.3           Exercise any remedy set forth herein or otherwise available at law or in equity.

8.           Remedies Cumulative.  No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy will be cumulative and may be exercised singularly or concurrently and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9.           Waiver.  Failure or delay of Holder to exercise any right or remedy hereunder with respect to any default or other circumstance will not constitute a waiver of the right to exercise the same with respect to any subsequent default or other circumstance or in the event of continuance of any existing default after demand for performance hereof.

10.           Choice of Law.  This Note will be governed by, and will be construed and enforced in accordance with, the laws of the State of Arizona, without regard to principles of conflicts of laws.   Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Holder and Borrower shall be settled by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Arizona Law.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. The prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any court awarded damages, their costs and reasonable attorney's fees, whether at trial, or on appeal. Venue for any proceeding herein shall lie in Phoenix, Arizona. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

11.           Attorneys’ Fees.  Maker may be required to pay all costs and expenses, including attorneys’ and experts’ fees and court costs, incurred in the collection or enforcement of all or any part of this Note.

12           Amendment.  This Note may not be amended, modified or changed, nor will any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

13           Headings.  The paragraph headings used herein are for convenience only and are not to be used to interpret or construe this Note.

14           Time is of the Essence.  Time is of the essence of this Note and each and every provision hereof.  Any extension of time granted for the performance of any duty under this Note will not be considered an extension of time for the performance of any other duty under this Note.

15           Successors and Assigns.  Whenever used herein, the words “Maker” and “Holder” will be deemed to include their respective heirs, personal representatives, successors and assigns.  This Section will not be a consent by Holder for Maker to assign or transfer any rights, powers, obligations or duties of Maker. This Note may only be assigned by the Holder, in whole or in part, by execution by the Holder of the form of assignment hereinafter provided for and only with the consent of the Company, which consent shall not be unreasonably withheld. Subject to applicable securities laws, this Note shall be binding upon the Maker and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  This Note may not be sold, transferred, assigned or hypothecated unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), is available.  Any such assignment shall be made by surrender of this Note to the Maker or at the office of its Transfer Agent, together with a written opinion of counsel (at the sole expense of Holder) to the effect that the proposed assignment will not violate applicable securities laws; whereupon the Maker shall, without charge, execute and deliver a new Note in the name of the assignee named in such instrument or assignment and this Note shall promptly be cancelled.

16           Compliance with the Securities Act.

16.1           This Note or the Common Stock issuable therein have not been registered under the Securities Act or under the laws of any state of the United States. This Note or the Common Stock or any other security issued or issuable thereupon, may not be sold, transferred or otherwise disposed of unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and all applicable state securities laws. The Note and certificates for any Common Stock issued herein shall bear a legend to such effect, and that appropriate transfer instructions may be issued.

16.2           By accepting this Note, the Holder hereby represents and warrants to the Borrower: that this Note, and the Common Stock to be issued herein, have not been approved or disapproved by the United States Securities and Exchange Commission, the State of Arizona, any other state securities agencies or foreign jurisdictions. The Company is under no obligation to register this Note or any Common Stock issuable thereon.

16.3           Deleted

16.4           Holder  confirms that it is an “accredited investor” within the meaning of SEC Regulation “D,” or the undersigned alone, or together with its purchaser representative(s), has such knowledge and experience in financial and business matters that Holder, or the undersigned and such representative(s) together, are capable of evaluating the merits and risks of this Note and of making an informed decision regarding this Note.

16.5    Holder agrees to placement of the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES ACTS; AND IS A RESTRICTED SECURITY AS DEFINED BY RULE 144 OF THE ACT. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SHALL BE EFFECTIVE UNDER THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES ACTS OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, AND, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER.

17.           Severability.  In case any one or more of the provisions contained in this Note will for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof and this Note will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.           Notices. Notice which is required or permitted to be given under this Note shall be personally delivered by hand, by  a recognized overnight courier for overnight delivery or by  deposit of the notice with the U.S Postal Service for delivery by certified mail, return receipt requested, in any case prepaid and properly addressed as set forth below.  Notice shall be deemed given on the day of receipt.

All communications shall be sent as follows:

If to the Maker, to:	Command Center , Inc. 3773 W. Fifth Avenue Post Falls, ID 83854 Attention: Chief Financial Officer Facsimile: (208) 777-0428

with a copy to:

Attention: Charles A. Cleveland, P.S. Suite 660, 316 West Boone Spokane, WA 99201-2401 Facsimile: (509) 326-1872

If to the Holder, to:	Sonoran Pacific Resources, LLP 10466 North 74th Street, Suite 120 Scottsdale, AZ 85258 Facsimile: (480) 348-7902

with a copy to:

Steven P. Oman, Esq. 8664 East Chama Road Scottsdale, AZ 85255 Facsimile: (480) 348-1471

or at such other address as the Maker or the Holder may designate by ten (10) days' advance written notice to the other parties hereto given in accordance herewith.

20.           Shareholder Rights.  Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Note and are not enforceable against the Company except to the extent set forth herein.

21.                      Regulation FD/Material Non-Public Information. Sonoran Pacific is aware that trading in securities of Command Center while in possession of material non-public information, may subject it and  its representatives to insider trading claims or damages by the Securities Exchange Commission, State “Blue Sky” agencies, or shareholders. Sonoran Pacific agrees to comply with its reporting obligations under the Federal and State Securities laws.  Sonoran Pacific expressly agrees to keep confidential, the information set forth on Schedule 1 of the Convertible Promissory Note, and not buy, sell, or otherwise trade any securities of Command Center while in possession of such information before March 1, 2011.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the day and year first above written.

MAKER:

COMMAND CENTER, INC

By:	/s/ Glenn Welstad
Glenn Welstad
Title: President and CEO
Date: March 24, 2010

HOLDER:

SONORAN PACIFIC RESOURCES, LLP

By JD INVESTMENTS, INC.

By:	JD Smith
Jerry Smith
Title: President
Date:

EXHIBIT A
Form to be used to Convert Note:

COMMAND CENTER, INC.
(a Washington Corporation)
Command Center, Inc.
3773 W. Fifth Avenue
Post Falls, ID 83854

HOLDER NOTE CONVERSION NOTICE

The undersigned registered Holder of the attached Convertible Promissory Note, dated as of, 2010, originally executed by Command Center, Inc., a Washington Corporation  (the "Note”), hereby irrevocably exercises the option to convert US$_________ of the Note Conversion Amount into Common Stock in accordance with the terms of the Note, and directs that the Certificates representing the Common Stock issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof . Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note.

Please issue the shares of the Common Stock as to which the conversion right under this Note is exercised in accordance with the instructions given below.

1.	Conversion Price:	$

2.	Amount to be paid:	$

3.	Shares To Be Delivered (2 divided by 1):

In connection with this conversion exercise, the undersigned represents as follows: (Please check the ONE box applicable):

☒	1.
The undersigned hereby certifies that (i) it was the original Holder, (ii) it is an Accredited Investor and (iii) the representations and warranties made to the Command Center, Inc.in connection with the acquisition of  Convertible Promissory Note remain true and correct on the date of this Note Conversion Notice.

2.
The undersigned is delivering a written opinion of counsel to the effect that the Common Stock to be delivered upon exercise hereof are exempt from registration requirements of United States Securities Act of 1933 as amended.

If any portion of the Note is not being converted, a new Note will be issued and delivered with the Common Share certificates.

Signature:

Signature Guaranteed:

Date of Notice:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Print in Block Letters)

Address:

Social Security
Number or
Employer Identification
Number:

******************************************

SCHEDULE I
Weekly Payments to be Made as Percentage of EBITDA*

Weekly Gross Revenue	Percent of EBITDA to Be Paid

Up to 1,100,000	20%
1,100,000 – 1,200,000	30%
1,200,000 – 1,300,000	40%
1,300,000 – 1,400,000	45%
1,400,000 – 1,500,000	50%
1,500,000 – 1,600,000	55%
1,600,000 – 1,700,000	60%
1,700,000 or more	65%

* EBITDA is earnings before interest, taxes, depreciation and amortization.

SCHEDULE 2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH.

VOID AFTER 5 P.M. POST FALLS, IDAHO TIME ON MARCH 15, 2015.

STOCK PURCHASE WARRANT
For the purchase of 1,500,000 shares of Common Stock of
COMMAND CENTER, INC.
(A Washington Corporation)

THIS CERTIFIES THAT, for value received, Sonoran Pacific Resources, LLP (the "Holder") as registered owner of this Warrant, is entitled, at any time or from time-to-time from the date of the Warrant through March 15, 2015, to subscribe for, purchase and receive 1,500,000 fully paid and nonassessable shares of the Common Stock (the "Common Stock") of Command Center, Inc., a Washington corporation (the "Company"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of common stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock delivered or deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" upon presentation and surrender of this Warrant and upon payment of the Exercise Price. The Exercise Price of a share of common Stock in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holder, a copy of which is attached as Annex I hereto and by this reference incorporated herein, the rights granted by this Warrant shall be adjusted as therein specified.  If the rights represented hereby have not been exercised on or before 5:00 p.m. Post Falls, Idaho Time on March 15, 2015 this Warrant shall be void without further force or effect and all rights represented hereby shall cease and expire.

The Holder may exercise this Warrant, upon written notice to the Holder thereof at a price equal to the following (“Exercise Price Schedule”):

Exercise Price	Ending Period of Exercise Price
$0.08	March 15, 2011
$0.16	March 15, 2012
$0.32	March 15, 2013
$0.50	March 15, 2014
$1.00	March 15, 2015

This Warrant may only be assigned by the Holder, in whole or in part, by execution by the Holder of the form of assignment hereinafter provided for and only with the consent of the Company, which consent shall not be unreasonably withheld. This Warrant may not be sold, transferred, assigned or hypothecated unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), is available.  Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, together with a written opinion of counsel (at the sole expense of Holder) to the effect that the proposed assignment will not violate applicable securities laws; whereupon the Company shall, without charge, execute and deliver a new Warrant  or Warrants of like tenor in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled.

 In the event of any assignment made as aforesaid, the Company, shall transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant

This Warrant may be exercised in accordance with its terms in whole or in part.  In the event of the exercise in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the holder to purchase the number of shares of the Common Stock as to which this Warrant has not been exercised.

In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereon) be offered or sold except in conformity with the Securities Act of 1933, as amended, and applicable state securities laws.

(a) Holder understands that there may be a delay in the delivery of the Shares issuable upon exercise of this Warrant by the Transfer Agent in the usual course of the business of the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company this 24th day of March, 2010.

COMMAND CENTER, INC

By:	/s/ Glenn Welstad
Glenn Welstad
Title: President and CEO
Date: March 24, 2010

Attest:

/s/ Ronald L. Junck
Secretary
Title

ANNEX I
TO STOCK PURCHASE WARRANT
COMMAND CENTER, INC.
STATEMENT OF RIGHTS OF WARRANT HOLDER

(a)           This Warrant may be exercised in whole or in part at anytime or from time to time on or after  March 15, 2010, but not later than 5:00 p.m., Post Falls, Idaho Time on  March 15, 2015, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the applicable Exercise Price (whether by a certified check or bank draft payable at par to the order of the Company) for the number of shares of Common Stock as specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees to provide notice to the Holder that any tender offer is being made for the Securities no later than the first business day after the day the Company becomes aware that any tender offer is being made for the Securities. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder along with any additional Redeemable Warrants not exercised. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the total Exercise Price, the Holder shall be deemed to be the holder of record of the Securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Securities shall not then be actually delivered to the Holder.

 (b)           In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then, in either of such events, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be reduced proportionately and the number of shares of the Common Stock at that time purchasable pursuant to this Warrant shall be increased proportionately; and, conversely, in the event that the Company shall reduce the number of outstanding shares of its Common Stock by combining such shares into a smaller number of shares, then, in such event, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to this Warrant proportionately shall be decreased.  Any dividend paid or distributed upon the Common Stock in shares of any other class of the Company or security convertible into shares of the Common Stock shall be treated as a dividend paid in shares of the Common Stock to the extent that shares of the Common Stock are issuable upon the conversion thereof.

(c)           In the event, prior to the expiration of this Warrant by its exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value, or in the event the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations, or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable lawful and adequate provision shall be made whereby the Holder of the Warrant shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock theretofore purchasable upon the exercise of this Warrant had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Warrant to any adjustment in the number of shares of Common Stock purchasable upon exercise of this Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock, securities or assets which the Holder becomes entitled to purchase.

(d)           In the event the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates, or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or wind up, such that the Holder of this Warrant may thereafter receive, upon exercise hereof, in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up, with respect to each share of the common stock of the Company.  Provided, however, that in the event of any such sale, distribution, liquidation, or winding up, the right to exercise this Warrant shall terminate on a date not later 5:00 p.m.,  Post Falls, Idaho Time, March 15, 2015 (the Expiration Date).

1.2. (e)           The exercise price of the Warrant shall be subject to adjustment on a full ratchet basis to prevent dilution in the event the Company issues additional shares at a purchase price less than the then current exercise price of the Warrant.

(f)           Upon any exercise of this Warrant by the Holder, the Company shall not be required to deliver fractions of one share of the Common Stock; but prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable by the Holder shall be made in respect of any such fraction of one share of the Common Stock upon the exercise of this Warrant.

I.           Conversion Limitation.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to exercise pursuant to the terms of this Warrant an amount that would  be exercisable into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon exercise of warrants or conversion of promissory notes held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Company at the time of  exercise.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.  The exercise limitation described in this Section shall automatically become null and void upon sixty-one (61) days prior notice to the Company by the Holder.

(g)           In the event, prior to the expiration of this Warrant, the Company shall determine to take a record of its stockholders for the purpose of determining stockholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Stock or other stock, securities or assets deliverable upon the exercise of this Warrant pursuant to the foregoing provisions, the Company shall give to the registered Holder of this Warrant at its address as it appears on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable upon exercise of this Warrant after the action for which such record will be taken has been consummated.

(h)           The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(i)           This Warrant shall not entitle the Holder to any of the rights of stockholders or to any dividend declared upon the Common Stock unless the Holder shall have exercised this Warrant and purchased the shares of the Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend right.

(j)           Transfer To Comply With The Securities Act Of 1933.

(1) This Warrant or the Common Stock or any other security issued or issuable upon exercise of this Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

(2)           Representations and Warranties of Holder. The Holder hereby represents and warrants to the Company:

(i)
The Holder understands that this Warrant Certificate and the Common Stock to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF ARIZONA, OR ANY OTHER STATE SECURITIES AGENCIES.

(ii)
The Holder is not an underwriter and would be acquiring this Warrant Certificate and the Common Stock to be issued, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the Arizona Securities Act, or any other applicable State Securities Acts.

(iii)
The Holder understands the speculative nature and risks of investments associated with the Company, and confirms that this Warrant Certificate and the Common Stock to be issued would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Warrant Certificate and the Common Stock to be issued herein.

(iv)
This Warrant Certificate and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company, and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(v)
The Holder has fully reviewed or had the opportunity to review the economic consequences of this Warrant Certificate and the Common Stock to be issued, with its attorney and/or other financial advisor, has been afforded access to the books and records of the Corporation (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Corporation.

(vi)
The Holder is not entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a Shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

(vii)
Holder confirms that it is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with it purchaser representative(s) has such knowledge and experience in financial and business matters that it, or Holder and such representative(s) together, are capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(viii)	Holder confirms that it has reviewed Company Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K on the Securities and Exchange Commission EDGAR website.

(k)           Regulation FD/Material Non-Public Information. Holder is aware that trading in securities of Command Center while in possession of material non-public information, may subject it and  its representatives to insider trading claims or damages by the Securities Exchange Commission, State “Blue Sky” agencies, or shareholders. Holder agrees to comply with its reporting obligations under the Federal and State Securities laws. Holder expressly agrees to keep confidential, the information set forth on Schedule 1 of the Convertible Promissory Note of the Company in favor of Holder, dated of even date herewith, and not buy, sell, or otherwise trade any securities of Command Center while in possession of such information before January 1, 2011.

(l)           Cashless Exercise.  Notwithstanding any other provision contained herein to the contrary, the Holder may elect to receive, without the payment by the Holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto, duly executed, to the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)
       A

where

X =           the number of shares of Common Stock to which the Holder is entitled upon such cashless exercise;

Y =           the total number of shares of Common Stock covered by this Warrant for which the Holder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Holder and shares as to which the purchase rights are to be canceled as payment therefor);

A =           the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B =           the Exercise Price in effect under this Warrant at the time the net issue election is made.

Form to be used to exercise Warrant:

COMMAND CENTER, INC.
3773 West Fifth Avenue
Post Falls, Idaho 83854

Date:  , 20___

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase      _________________            shares of the Common Stock of the Company, and hereby makes payment of $        _____ (at the rate of $______ per share of the Common Stock) in payment of the Exercise Price pursuant thereto.

In connection with the exercise of the warrant certificate, the undersigned represents that the undersigned is delivering a written opinion of counsel to the effect that the Common Stock to be delivered upon exercise hereof is exempt from registration requirements of United States Securities Act of 1933 as amended.

Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Signature

Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Print in bock letters)

Address:

NOTICE:
The signature to the form to exercise the Warrant must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the Warrant)

TRANSFER FORM

For value received, the undersigned hereby sells, transfers and assigns unto

(please print name of transferee)

of

(please print address of transferee)

Warrants represented
(please insert number of Warrants to be transferred)

by the within certificate, and does hereby irrevocably constitute and appoint   attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated: , 20 .

Signature

Signature Guaranteed:

NOTICE:
The signature to the form to assign the Warrant must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used for Cashless Exercise of Warrant

COMMAND CENTER, INC.
3773 West Fifth Avenue
Post Falls, Idaho 83854

NET ISSUE ELECTION NOTICE

To: Command Center, Inc.

Date:[_________________________]

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address